Exhibit 4.2

                        Non-Qualified Stock Option Award
                            Granted To David Loppert




October 1, 2001



Mr. David Loppert
C/o WindsorTech, Inc.
70 Lake Drive
Hightstown, NJ 08520


Dear Mr. Loppert:


         On October 1, 2001, the Company awarded you a stock option. You were granted an option to buy 250,000 shares of the $.01 par value common stock of WindsorTech, Inc. at a per share price of $0.026 on or after October 1, 2001 and on or before December 31, 2010.


         IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award ("Terms and Conditions"). Capitalized terms are defined in the Terms and Conditions.




                                               WINDSORTECH, INC.



                                               By: __________________________

                                                   Marc Sherman, President




                                   ---------------------------------------------
Read and agreed to this                                COPY
1st day of October, 2001           Sign and return this copy, together with the
                                   other marked documents in the enclosed
                                   postage paid return envelope.

--------------------------         ---------------------------------------------
    David Loppert



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                        Non-Qualified Stock Option Award
                            Granted To David Loppert




October 1, 2001




Mr. David Loppert
C/o WindsorTech, Inc.
70 Lake Drive
Hightstown, NJ 08520


Dear Mr. Loppert:


         On October 1, 2001, the Company awarded you a stock option. You were granted an option to buy 250,000 shares of the $.01 par value common stock of WindsorTech, Inc. at a per share price of $0.026 on or after October 1, 2001 and on or before December 31, 2010.


         IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award ("Terms and Conditions"). Capitalized terms are defined in the Terms and Conditions.




                                               WINDSORTECH, INC.



                                               By: __________________________
                                                   Marc Sherman, President




Read and agreed to this
1st day of October, 2001



----------------------------------------
             David Loppert




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


                              Terms And Conditions
                              --------------------

                        Non-Qualified Stock Option Award
                        ---------------------------------

                            Granted To David Loppert
                            ------------------------



1.       Definitions
         -----------

(a)      Company WindsorTech, Inc., a New Jersey corporation.

(b)      Option The option granted by the Option Award.

(c) Option Award The Non-Qualified Stock Option Award to which the Terms and Conditions are attached together with, except where the context requires otherwise, these Terms and Conditions.

(d)      Recipient David Loppert, the recipient of the Option Award.


2.       Evidence of Option Grant and Option not an  Incentive  Stock Option
         -------------------------------------------------------------------

         The Option Award evidences a grant to the Recipient of an Option to purchase that number of shares ("Optioned Shares") of the par value $.01 per share common stock of the Company ("Stock") set forth on the Option Award. The Recipient may exercise the Option as shown on the Option Award. The Option shall remain exercisable until December 31, 2010 ("Option Expiration Date"). In no event shall the Option or any part of the Option be exercisable after the Option Expiration Date. The Option shall not be treated as an "Incentive Stock Option", as defined in Section 422 of the Internal Code of 1986, as amended.

3.       Exercise of Option
         ------------------

         The Option shall be exercised by the Recipient delivering a written notice of exercise to the Company's corporate headquarters at 70 Lake Drive, Hightstown, NJ 08520. This notice shall specify the number of Optioned Shares the Recipient then desires to purchase.

4.       Payment of Option Price
         -----------------------

         Payment for the shares purchased under the Option shall be made to the Company either in cash (including cashier's check, bank draft or money order or a cashless exercise arrangement). In addition, payment of the Option price may, at the discretion of the Company, be made in whole or in part by the tender of shares or in other property, rights and credits, including the Recipient's promissory note.


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5.       Form of Notice of Exercise
         --------------------------

         The Recipient's notice as required by Section 3 shall be signed by the Recipient and shall be in substantially in the form set forth on Exhibit A.."

6.       Stock Certificate
         -----------------

         Upon the exercise of the Option, the Recipient shall be entitled to one Stock certificate evidencing the shares acquired upon exercise.

7.       Legends on Certificate
         ----------------------

         The certificate to be issued under Section 6 shall be issued as soon as practicable. Such certificate shall contain thereon a legend in substantially the following form if the shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) that registration is not required."

The certificate shall also contain such other legends as may be appropriate or required by law, such as a legend relating to any shareholders agreement that may apply to the shares.

8.       Death; Nonassignability
         -----------------------

         8.1 Death. If the Recipient dies, his personal representative and/or beneficiary shall have the right (but not later than the Option Expiration Date) to exercise the Option to the extent it was not exercised at the time of the Recipient's death.

         8.2 Non-Transferability of Rights; Designation of Beneficiaries. Except as provided below in this Section 8.2, the Option shall not be transferable by the Recipient otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Recipient, the Option shall be exercisable only by the Recipient. Notwithstanding the foregoing, the Recipient, during his lifetime, may transfer for no consideration the Option to members of his immediate family or a trust for the benefit of him and/or members of his immediate family subject to all of the provisions applicable to the Option prior to its transfer. In addition, the Recipient may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of death of the Recipient, the Option, subject to all of the provisions of this Section
8. The Recipient may from time to time revoke or change any such designation of beneficiary; provided, however, that if the Company shall be in doubt as to the right of any such beneficiary to exercise the Option, the Company may determine to recognize only an exercise by the personal representative of the estate of the Recipient, in which case the Company shall not be under any further liability to anyone.


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


9.       Withholding
         -----------

         The Company or any affiliate that employs the Recipient shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option or as otherwise may be required by such laws. The Company or any such affiliate may require as a condition to issuing Stock upon the exercise of the Option that the Recipient or other person exercising the Option pay any sum that federal, state or local tax law requires to be withheld with respect to such exercise. In the alternative, the Recipient or other person exercising the Option, may elect to pay such sums to the Company or the affiliate by delivering written notice of that election to the Company's corporate headquarters at 70 Lake Drive, Hightstown, NJ 08520, prior to or concurrently with exercise. There is no obligation that the Recipient be advised of the existence of the tax or the amount which will be so required to be withheld.

10.      Changes in Capital Structure
         ----------------------------

         If there is any change in the capital structure of the Company, or if there shall be any dividend upon the Stock payable in Stock or other dividend payable in Stock, or of there shall be a Stock split, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the maximum aggregate number of shares with respect to which the Option may be exercised hereunder and the number and the Option price of the shares of Stock with respect to which the Option has been granted hereunder, shall be proportionately adjusted by the Company if, and to the extent, necessary to prevent dilution or enlargement of the rights of the Recipient. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this Section 10 shall require the issuance of any fractional shares.


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                                                                    Exhibit A
                                                                    ---------

                         Form of Option Exercise Letter
                         ------------------------------


                           _____________________, 200_


WindsorTech, Inc.
70 Lake Drive
Hightstown, NJ 08520


                     Re:   Notice Of Exercise Of Stock Option
                           ----------------------------------

Gentlemen:

                  I hereby exercise my Option to purchase____________ shares in accordance with my Option Award dated October 1, 2001. The aggregate Option price of the shares I am purchasing is $_________. I hereby tender payment of such price as follows (complete applicable item(s)):



                  (a) by delivery of a cashier's check, bank draft or money order made payable to the Company in the amount of $______________; and/or

                  (b) through a cashless exercise as follows:


                  _____________________________

                  _____________________________




                  I further acknowledge that if I am deemed to be an "affiliate" of the Company, as defined in Rule 144 (a)(1) promulgated under the Securities Act of 1933, as amended, that the Shares will be subject to the restrictions of Rule 144 of such Act, with which I will comply.


                                                     Yours very truly,



David Loppert




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